FOR IMMEDIATE RELEASE

Wegener Reports Results of Annual Meeting of Stockholders

(February 3, 2006) - DULUTH, Georgia -- WEGENER Corporation (Nasdaq: WGNR), today announced the results of the voting by stockholders at the 2006 Annual Meeting of Stockholders, as reported by IVS Associates, Inc., the independent inspector of election.

The Henry Partners nominees, David W. Wright and Jeffrey J. Haas, were elected as directors by a plurality of the shares voted. In addition, stockholders approved the ratification of the appointment of BDO Seidman LLP as the independent registered public accounting firm for the Company. Finally, stockholders did not approve by a majority vote the stockholder proposal to request the board of directors to rescind or redeem the Shareholder Rights Agreement. However, the Company announced that the board of directors has established a Corporate Governance Committee comprised of independent directors, to review the Shareholder Rights Agreement.

The election results are as follows, based on the 12,579,051 outstanding shares of the Company's Common Stock at the close of business on December 16, 2005, the record date for the determination of shareholders entitled to vote at the Meeting. At the Meeting, the holders of 10,146,275 shares of the Company's Common Stock were represented in person or by proxy, constituting a quorum.

At the meeting, the vote on the election of two Class II directors was as follows:

For Withhold

Robert A. Placek 4,380,917 86,957

Wendell H. Bailey 4,375,516 92,358

David W. Wright 5,674,601 3,800

Jeffrey J. Haas 5,671,401 7,000

At the Meeting, the vote on a proposal to ratify the appointment of BDO Seidman, LLP as independent registered public accountants for fiscal 2006 was as follows:

For Against Abstain

9,998,034 54,101 73,690

At the Meeting, the vote on a shareholder proposal to request the Board of Directors to redeem or rescind the Company's Stockholder Rights Agreement was as follows:

For Against Abstain

5,014,420 4,028,167 1,103,688

Mr. Wright and Mr. Haas will be seated on the board upon the reconvention of the Annual Shareholders' Meeting at 1:00 pm today.

David W. Wright, investment manager for Henry Partners, L.P. said: "On behalf of Henry Partners, I would like to thank all of the Wegener stockholders who participated in this election by voting their shares, regardless of whether they voted a green proxy card or a white proxy card. Henry Partners believes strongly that stockholders, as the actual owners of a corporation, should always exercise the prerogative of their ownership by voting their shares. Professor Jeffrey Haas and I now look forward to working productively with the other Wegener directors on the many important issues facing the company."

Going forward, Henry Partners encourages all Wegener stockholders to always feel free to express their suggestions or concerns regarding the Company by writing directly to the Board of Directors of Wegener Corporation. The procedure for doing so is outlined on page 13 of Wegener's most recent proxy statement under the heading "Stockholder Communications with the Board."

Robert Placek, CEO of Wegener Corporation stated, "We respect the right of the shareholders to vote Mr. Wright and Mr. Haas onto the board of Wegener Corporation. I intend to work cooperatively with them and the other members of the board to focus on increasing shareholder value."

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

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CONTACT:

C. Troy Woodbury, Jr.

Treasurer and Chief Financial Officer

Wegener Corporation

(770) 814-4000

FAX (770) 623-9648

info@wegener.com

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